UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 19, 2007

Intermec, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

6001 36th Avenue West
Everett, Washington
www.intermec.com		98203-1264
(Address of principal executive offices and internet site)		(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following sections are lettered to correspond to the relevant sections of Item 5.02.

(b)  Retirement and Transition of President and Chief Executive Officer, and Director.  On March 22, 2007, we announced that Larry D. Brady, our Chairman, President and Chief Executive Officer, intended to resign from those offices effective upon the appointment of his successor.  As described below, Patrick J. Byrne has been appointed President and Chief Executive Officer and has been elected as a member of our Board of Directors.  Accordingly, Mr. Brady’s resignation as our President and Chief Executive Officer and as a member of the Board became effective on July 19, 2007.

Mr. Brady has held the position of President and Chief Executive Officer since September 2000, and of Chairman of the Board since August 2001. He first joined the company and our Board in 1999.  Mr. Brady will remain an employee of Intermec and assist in the transition until December 14, 2007, at which time he will retire from the company.

(c)  Appointment of President and Chief Executive Officer.  On July 19, 2007, we announced that Mr. Byrne was appointed President and Chief Executive Officer of Intermec, Inc., effective July 19, 2007, to succeed Mr. Brady.  Mr. Byrne was also elected as a Director of Intermec, as described below.

A copy of our press release regarding these announcements is filed herewith as Exhibit 99.1 and is hereby incorporated into this Item 5.02 by reference.

Prior to his election as our President and Chief Executive Officer, Mr. Byrne, age 46, served as a Senior Vice President and President of the Electronic Measurement Group of Agilent Technologies Inc., a bio-analytical and electronic measurement company, from February 2005 to March 2007. Prior to assuming that position, Mr. Byrne served as Vice President and General Manager for Agilent’s Electronic Products and Solutions Group’s Wireless Business Unit from September 2001 to February 2005.  He served as Vice President for Agilent’s Electronic Products and Solutions Group’s Product Generation Units from 1999 to 2001. Mr. Byrne has also held a number of other management positions at Agilent as well as at Hewlett-Packard Company.  He currently serves on the Board of Samuel Ginn College of Engineering at Auburn University.

A description of the compensation arrangements for Mr. Byrne is contained in section (e), below, and is hereby incorporated into this Item 5.02(c) by this reference.

(d)  Election of Director; Election of Non-Executive Chairman of the Board.  On July 19, 2007, our Board of Directors elected Mr. Byrne as a Director of Intermec, Inc. following Mr. Brady’s resignation from the Board.  No additional compensation will be paid to Mr. Byrne for his service on the Board and he will not be a member of any standing Committee of the Board.

On July 19, 2007, the Board elected Allen J. Lauer to serve as the non-executive Chairman of the Board following the resignation of Mr. Brady.  Mr. Lauer was also appointed as a member and the Chair of the Governance and Nominating Committee of the Board. Until his election to the position of Chairman, Mr. Lauer was a member and the Chair of the Audit and Compliance Committee of the Board.  Mr. Lauer has served as a Director of Intermec since 2003.  The Board has determined that Mr. Lauer is an independent member of the Board under Securities and Exchange Commission and New York Stock Exchange Rules.

On July 19, 2007, the Board amended the 2002 Director Stock Option and Fee Plan (the “Director Plan”) to authorize the payment of separate compensation to any non-executive Director serving as Chairman of our Board of Directors.  As reported in our Current Report on Form 8-K dated July 18, 2007 and filed July 24, 2007, additional amendments were made to the Director Plan to comply with Internal Revenue Code Section 409A.  A description of the amendments to the Director Plan is contained in section (e) below.

In connection with Mr. Lauer’s election as Chairman of the Board, the Board authorized the payment of an annual retainer fee to him under the Director Plan, which will be paid in our common stock, $0.01 par value.  In accordance with the terms of the Director Plan, the number of shares that Mr. Lauer will earn will be determined quarterly, but issuance will be deferred until after his service as an Intermec director terminates.  The amount of the retainer for the first twelve months is $150,000, and will be $120,000 annually thereafter.

(e)  Amendment of 2002 Director Stock Option and Fee Plan.  On July 19, 2007, the Board of Directors amended the Director Plan, effective immediately.  The Director Plan applies only to directors who are not officers or employees of Intermec.  The following description of the amendments to the Director Plan is qualified in all respects by reference to the Director Plan as amended (the “Amended Director Plan”), which will be filed with our Quarterly Report on Form 10-Q for the quarter ended July 1, 2007.

The Amended Director Plan provides that the Board shall have the right to pay a retainer fee to a director who is Chairman of the Board.  The retainer fee for the Chairman of the Board will be paid in shares of Intermec common stock.  However, issuance of the shares is required to be deferred until after termination of his or her service as a director.  The Amended Director Plan also provides that the Board shall have the right to make an annual grant of additional stock options to any director serving as the Chairman of the Board or Chair of a Committee of the Board.  Previously, the Director Plan did not provide for a separate retainer fee for the Chairman of the Board, but it did provide for separate retainer fees for Committee Chairs.  The Director Plan previously provided that the Board had the right to make an annual grant of stock options to each director.

To comply with Internal Revenue Code Section 409A, the Amended Director Plan provides that, in the event of certain distributions of deferred accounts upon death, disability or unforeseeable emergency, such payments will be made within 90 days of the event triggering the payment.  Previously, the Director Plan did not specify the time in which payment would be made.

Compensation Arrangements for New Chief Executive Officer.  Following the appointment of Mr. Byrne as Chief Executive Officer and President, our Board of Directors and its Compensation Committee approved compensation arrangements for Mr. Byrne as follows:

•                  An annual base salary of $600,000,

•                  Eligibility for participation in the Management Incentive Compensation Plan (“MICP”),

•                  Eligibility for participation in the Long Term Incentive Compensation Plan (“LTIP”), including eligibility for awards of Performance Share Units (“PSUs”),

•                  Eligibility for Stock Options,

•                  Eligibility for the Change of Control Employment Agreement applicable to the Chief Executive Officer,

•                  Eligibility for the Severance Plan applicable to the Chief Executive Officer, and

•                  Eligibility for relocation and other benefits.

In addition, Mr. Byrne is required to enter into our standard agreements regarding non-disclosure, inventions and conflicts of interest.

2007 MICP

Our MICP program is an annual cash incentive program based on assigned performance targets related to company performance.  The 2007 MICP program performance goals are (1) earnings before tax from continuing operations, which represents 70% of the overall goal, and (2) average net capital utilized as a percentage of sales, which represents 30% of the overall goal.   Because Mr. Byrne has joined our company at approximately the midpoint of the year, the assigned performance targets for Mr. Byrne are based upon our updated plan for company performance for the period July 1 through December 31, 2007.  The potential payout to Mr. Byrne at target performance is 100% of his base salary paid during the period covered, although the payout may range from 0% to 150% for performance at levels below or above the assigned targets, respectively.

LTIP

Our LTIP PSU program is a multi-year equity-based incentive program based on assigned performance targets over a 3-year period related to company performance.  There are current grants outstanding to employees for the performance periods (or “performance cycles”) comprising 2005-2007, 2006-2008 and 2007-2009.  Participants are awarded a number of PSUs that will be paid out in the form of shares of Intermec common stock upon the achievement of 100% of the performance targets, although the payout may range from 0% to 200% for performance at levels below or above the assigned performance targets, respectively.  The performance goals for each performance cycle are (1) our planned cumulative return on average net capital utilized and (2) our cumulative earnings per share.

Because Mr. Byrne has joined the company at approximately the midpoint of 2007, he has been awarded PSUs for the abbreviated performance periods of July 1, 2007 to December 31, 2008 (the “2007-2008 CEO Performance Cycle”) and July 1, 2007 to December 31, 2009 (the 2007-2009 CEO Performance Cycle”).  The assigned performance targets for Mr. Byrne are based upon our updated plan for company performance for the periods included in each of the CEO Performance Cycles.  Mr. Byrne has been awarded 33,350 PSUs for the 2007-2008 CEO Performance Cycle and 50,000 PSUs for the 2007-2009 CEO Performance Cycle.  Mr. Byrne was not awarded any PSUs for the 2005-2007 performance cycle.

Stock Options

On July 19, 2007, we granted Mr. Byrne options to purchase 300,000 shares of Intermec common stock, vesting ratably over five years.  The exercise price is $27.35, which was the fair market value on the date of grant as determined under our 2004 Omnibus Incentive Compensation Plan.  The options are granted as incentive stock options to the extent permissible under applicable government regulations, and are otherwise granted as non-qualified stock options.

Relocation Benefits

Mr. Byrne is eligible to receive up to $90,000 toward qualified relocation expenses. In addition, we will reimburse

•                  Certain costs associated transporting and storing normal household goods,

•                  Broker’s commissions and closing costs on the sale of his current residence, and

•                  Loan fees and closing costs for the purchase of a new residence.

We also will reimburse Mr. Byrne for additional federal income tax liability incurred if certain moving expenses are included in his earned income, subject to limitations based on actual salary and other deductions.

Under our company relocation program, Mr. Byrne must reimburse us for a pro rata portion of relocation costs incurred by the company if he terminates his employment within one year from his start date.

Amendment of Incentive Compensation for Incumbent Participants.  Our named executive officers and certain of our other employees participate in our annual MICP program and in the LTIP performance cycles.  To align the performance objectives and incentives of incumbent participants with the performance objectives and incentives established for the new Chief Executive Officer, the performance targets for the 2007 MICP and for the 2007-2009 and 2006-2008 LTIP performance cycles have been amended.  The amended performance targets reflect the updated plan for company performance for periods beginning in 2007 used to set performance targets for our new Chief Executive Officer.

The purpose of our modification to the 2007 MICP and LTIP performance targets for current participants is to establish methods for determining incentive compensation that is in line with the methods used for our new Chief Executive Officer.  In disclosing information about the modification of performance targets for incentive compensation, we are not providing any guidance, or updating any prior guidance, regarding our future performance.

2007 MICP

The performance goals for the 2007 MICP are unchanged and are the same as those assigned to the Chief Executive Officer.  The amended performance targets for the 2007 MICP goals are based upon

•                  the performance components for the first half of 2007 used in the original 2007 MICP performance targets, and

•                  the performance components for the second half of 2007 reflected in the plan used to set the performance targets for the new Chief Executive Officer.

LTIP

The performance goals for each performance cycle are unchanged and are the same as those assigned to the Chief Executive Officer.  For two performance cycles, the performance targets assigned to these goals have been modified, by revising certain of the one-year components within the three-year periods.

2007-2009 performance cycle.

•                  The 2008 and 2009 components are the same as those used in setting the original targets, and are the same as those used in the plan used to set the performance targets for the new Chief Executive Officer.

•                  The 2007 components were modified to reflect the plan used to set the performance targets for the new Chief Executive Officer.

2006-2008 performance cycle.

•                  The 2007 and 2008 components were modified to reflect the plan used to set performance targets for the new Chief Executive Officer.

•                  The 2006 components were modified such that, when combined with the other components to set the amended three-year performance targets, performance consistent with the plan used to set the performance targets for the new Chief Executive Officer would result in a partial payout to participants.

The amendment of targets for performance-based compensation may limit the extent to which we may deduct payouts to certain employees as a business expense for purposes of U.S. federal income taxes.  However, the amendment of the 2007 MICP and LTIP performance targets for incumbent participants is not expected to have a material adverse effect on our U.S. federal income taxes or financial condition.

Amendment of Compensation Arrangements for Mr. Brady.  Concurrent with the actions described above, we amended certain outstanding stock options granted to Mr. Brady in 2003, 2004 and 2006, so that upon his retirement:

•                  The options that have not already vested will vest immediately, and

•                  The period during which Mr. Brady may exercise the amended portion of the options will be reduced from the remaining portion of the ten-year option term to three years after retirement.

The following table summarizes the amended stock options:

Date of grant	Exercise price	Number unvested as of July 19, 2007
May 8, 2003	$7.7200	20,000
May 6, 2004	$17.2250	60,000
May 19, 2006	$27.2500	80,000

Mr. Brady will continue to be eligible after December 14, 2007 to receive a payout under the 2007 MICP, as amended.

The amended performance targets for the 2006-2008 performance cycle do not apply to the award previously made to Mr. Brady under that performance cycle.  No LTIP award was made to Mr. Brady for the 2007-2009 performance cycle.  If there is a payout under the 2005-2007 performance cycle or the 2006-2008 performance cycle, as a retired employee Mr. Brady will be entitled to a pro rata payout based on the portion of the performance cycle during which he was employed by the company.

Mr. Brady’s continued employment through December 14, 2007 will be at his current base salary. Mr. Brady will continue to be a party to an “Amended and Restated Change of Control Employment Agreement – CEO”, and will be covered by the “Executive Severance Plan – Senior Vice Presidents and Elected Vice Presidents” through December 14, 2007.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)   In connection with the election of a Chairman of the Board who is not an officer or employee of Intermec, on July 19, 2007, the Board of Directors amended the By-laws “Section 4.1 Officers” to remove a provision stating that the Chairman is an officer of the Corporation, and “Section 3.1 General Powers” to explicitly clarify the Board’s authority to appoint a non-executive Chairman.  A copy of these amended sections is filed herewith as Exhibit 3.1 and hereby incorporated into this Item 5.03 by reference.  The Board has authorized the Secretary of the Corporation to prepare amended and restated By-laws reflecting these amendments.

Item 9.01    Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description
3.1	Intermec, Inc. By-laws, Section 3.1 and Section 4.1, as amended.
99.1	Intermec, Inc. News Release, dated July 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intermec, Inc.
(Registrant)

Date: July 25, 2007	By:	/s/ Janis L. Harwell
Janis L. Harwell
Senior Vice President,
General Counsel and
Corporate Secretary